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                                                                    EXHIBIT 10.2

                              CONSULTING AGREEMENT

      THIS AGREEMENT, dated as of the 1st day of July, 2004, by and between BEIJING MED-PHARM CORPORATION, a Delaware corporation (the "Company"), whose mailing address is 1180 Main Street, Coventry, CT 06238 and NING NING CHANG, whose mailing address is Flat 6, 113, St. George's Square, London SW1V 3QP, UK (the "Consultant").

      WHEREAS, the Company desires the Consultant to be a consultant to the Company commencing on July 1, 2004, and the Consultant is desirous of such relationship, upon the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the agreements contained herein, the parties intending to be legally bound hereto agree as follows:

      1. Definitions. As used in this Agreement, the following terms shall have the following meanings:


            (a) "Agreement" means this Consulting Agreement, as the same may, from time to time, be amended in accordance with the provisions hereof.

            (b) "Company" means Beijing Med-Pharm Corporation and its respective successors, whether now or hereafter existing.

            (c) "Confidential Information" means all that knowledge, data, concepts and other like information acquired by the Consultant in the course of her retention as a Consultant to the Company.

            (d) "Executive" shall have the meaning given to such term in Section 3(a) of this Agreement.

            (e) "Secret or Confidential Information" means any ideas or any compilations of information kept or which shall hereafter be kept confidential by the Company in the operation of its business or the conduct of its research and which are not in the public domain, and which give or can give to the Company an advantage over its competitors, including, by way of illustration but not limitation: source codes, object codes, engineering and other sketches, drawings and tracings, specifications, engineering data, memoranda, designs, sources of supplies and materials, cost and financial data, processes, production machines and equipment, procedures, customer lists, marketing plans and business forecasts, together with all "know-how" and Technical Data relating thereto.

            (f) "Technical Data" means all written, printed and other tangible materials embodying or containing "know-how", and includes, without limiting the generality of the foregoing, all correspondence, designs, processes, source codes, object codes, engineering sketches, drawings and tracings, specifications and engineering data, reporting formats,
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memoranda, notebooks, and all copies thereof, together with all models and prototypes of every description.

            (g) "Term" means from July 1, 2004 to December 31, 2005 and any extension of the Term entered into pursuant the second sentence of Section 5 of this Agreement.

      2. Retention. The Company hereby retains the Consultant, and the Consultant hereby accepts such retention, upon the terms and conditions set forth in this Agreement.

      3. Services; Supervision and Reporting.

            (a) The Consultant shall be retained by the Company and shall render such consulting services as may from time to time be requested of her by the Company, including assistance in connection with (i) the establishment of new businesses and/or partnerships with pharmaceutical companies in the People's Republic of China (the "PRC"), United States and Europe, (ii) the establishment of strategic objectives for the Company and its PRC subsidiaries, (iii) discussions with representatives of PRC federal and local governmental officials and pharmaceutical industry executives, and (iv) communications with the Company's shareholders and management of the Company's PRC subsidiaries. The Consultant's principal contact with the Company shall be David Gao, the President and Chief Executive Officer of the Company (the "Executive").

            (b) During the Term of this Agreement, the Consultant shall be under the supervision of, and shall report to, the Executive or such other individual as shall be determined by the Company from time to time.

      4. Extent of Service. During the Term of this Agreement, the Consultant agrees that she will not directly or indirectly represent any distributor of pharmaceutical products and/or medical devices competitive with or similar to the pharmaceutical products and/or medical devices being distributed by the Company or any of its subsidiaries or represent any past or current customer of the Company or any of its subsidiaries without the Company's prior written consent.

            While performing consulting services under this Agreement, the Consultant agrees that she will:

            (a) Serve the Company faithfully, diligently and to the best of her ability under the direction of the Executive; and

            (b) Devote her best efforts, attention and energy to the performance of her duties hereunder and to promoting and furthering the interests of the Company.

      5. Term. The term of retention of the Consultant under this Agreement shall be for the Term, unless terminated pursuant to Section 9 of this Agreement. On or within ten days after December 31, 2005, the Company will advise the Consultant whether the Company wishes to terminate the Agreement or to reduce the compensation payable under the Agreement. In the event that the Company does not exercise its option to terminate the Agreement in accordance
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with this Section, the Term shall be deemed automatically to be extended for a further period of one year on the basis of the same compensation subject to any adjustment to the compensation that may be agreed to by the Parties, such adjustment to be upwards only. Identical arrangements will govern the extension of the Agreement or any upwards only variation of the compensation on December 31, 2006 and successive years until such time as the Agreement is terminated by either Party in accordance with this Agreement.

      6. Compensation. For all services to be rendered by the Consultant under this Agreement, the Company agrees to pay the Consultant a fee of $5,000 per month for service each month, free and clear of any tax or other deduction. The Consultant's fee shall be paid on July 1, October 1, January 1 and April 1 of each year during the Term; provided, however, that the initial fee payment shall be made as soon as reasonably practicable following the execution and delivery of this Agreement by the Company and the Consultant. On or before March 15, June 15, September 15 and December 15 of each calendar year, the Consultant shall provide the Company with written invoices for services rendered and expenses incurred in the immediately preceding three months in sufficient detail to evidence the services provided and expenses incurred during such months. Such written invoices shall be delivered to Edwin Norse, Treasurer of the Company, at the mailing address set forth above.

      7. Other Compensation. The Consultant will be eligible to receive an annual bonus and/or incentive compensation based on her performance of the services contemplated hereunder. The Board of Directors of the Company shall have complete discretion as to whether the Consultant shall receive any annual bonus and/or incentive compensation.

      8. Other Benefits.

            (a) Reimbursement of Expenses. The Company shall reimburse the Consultant for reasonable out-of-pocket expenses incurred in connection with the Company's business, including travel expenses, food, and lodging while away from home, subject to such policies as Company may from time to time reasonably establish for its consultants and subject to substantiation of expenses as required under applicable federal and state tax laws and regulations.

            (b) Indemnification. The Company agrees to defend the Consultant and shall indemnify and hold harmless the Consultant to the fullest extent permitted by law from any and all liabilities, costs and expenses which may be assessed against the Consultant by reason of the performance of her responsibilities under the terms of this Agreement, provided such liabilities do not result from the willful misconduct or gross negligence of the Consultant.

      9. Termination.

            (a) The Term of this Agreement and the retention of the Consultant hereunder shall terminate in the event of the death of the Consultant and, at the option of the Company, upon written notice given to the Consultant at least ninety days prior to the intended date of termination; provided, however, that the earliest notice date under this Section 9(a) shall be October 1, 2005 and the earliest termination date shall be December 31, 2005.
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            (b) The Consultant shall have the right to terminate this Agreement upon written notice given to the Company at least ninety days prior to the date of her intended date of termination.

      10. Representations and Warranties of the Consultant. The Consultant hereby represents and warrants to the Company that her retention by the Company does not and will not violate any agreement or instrument to which she is a party or by which she is bound, and the Consultant agrees that she will indemnify and hold harmless the Company, its directors, officers and employees against any claims, damages, liabilities and expenses (including reasonable attorneys' fees) which may be incurred, including amounts paid in settlement, by any of them in connection with any claim based upon or related to a breach of the Consultant's representations and warranties set forth in this Section 10. In the event of any claim based upon or related to a breach of the Consultant's representations and warranties set forth in this Section 10, the Company will give prompt notice thereof, in writing, to the Consultant and the Consultant shall have the right to defend such claim, at the Company's expense, with counsel reasonably satisfactory to the Company.

      The Consultant warrants that she will account to the tax authorities of the United Kingdom or any other country in which she may be deemed to be resident for tax purposes in the future for the tax payable by her on the compensation payable under this Agreement

      11. Confidentiality.

            (a) During the Term of this Agreement and at all times thereafter, the Consultant will not use Secret or Confidential Information for her own benefit or for the benefit of any person or legal entity other than the Company, nor will she disclose the same to any other person or legal entity, except as required to conduct the business of the Company in the ordinary course.

            (b) Except with the prior written approval of the Company, or except as required to conduct the business of the Company in the ordinary course, the Consultant will not, at any time, directly or indirectly, use, disseminate, disclose, lecture upon, or publish articles concerning, any Secret or Confidential Information.

            (c) Upon the termination of her retention with the Company, all documents, records, notebooks and similar repositories of, or containing, Secret or Confidential Information, including any copies thereof, then in the Consultant's possession, or under her control, whether prepared by her or others, will be left with or immediately returned to the Company by the Consultant.

      12. Injunctive Relief. In addition to any other rights or remedies available to the Company as a result of any breach by the Consultant of her obligations under this Agreement, the Company shall be entitled to enforcement of such obligations by an injunction or a decree of specific performance from a court with appropriate jurisdiction.
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      13. Severability. The provisions of this Agreement shall be severable and if any part of any provision shall be held invalid or unenforceable, or any separate covenant contained in any provision is held to be unduly restrictive and void by a final decision of any court or other tribunal of competent jurisdiction, such part, covenant or provision shall be construed or limited in scope to give it maximum lawful validity, and the remaining provisions of this Agreement shall nonetheless remain in full force and effect.

      14. Entire Agreement. This Agreement contains the entire agreement of the parties relative to the subject matter hereof, superseding and terminating all prior agreements or understandings, whether oral or written, between the parties hereto relative to the subject matter hereof, and this Agreement may not be extended, amended, modified or supplemented without the prior written consent of the parties hereto.

      15. Waivers. Any waiver of the performance of the terms or provisions of this Agreement shall be effective only if in writing and signed by the party against whom such waiver is to be enforced. The failure of either party to exercise any of its rights under this Agreement or to require the performance of any term or provision of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent a subsequent exercise or enforcement of such rights or be deemed a waiver of any subsequent breach of the same or any other term or provision of this Agreement.

      16. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed given when personally delivered or sent by overnight courier or certified mail, postage prepaid, return receipt requested, to their respective addresses of the parties hereto as set forth above or to such other address as either party may designate by notice to the other party given as herein provided.

      17. Assignment. This Agreement shall not be assignable by either party without the prior written consent of the other party.

      18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws rules such state.

      19. Survival of Terms. The terms of this Agreement and the respective obligations of the parties hereto shall survive the termination of the Consultant's retention with the Company for as long as any obligation or duty remains outstanding.

      20. Binding Effect. This Agreement shall inure to the benefit of and be binding upon each of the Company and the Consultant, their respective successors and assigns, including, without limitation, any person, firm, corporation or other entity which may acquire all or substantially all of the Company's assets and business, or with or into which the Company may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation or transfer.
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      21. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      22. Effectiveness. This Agreement shall be effective upon execution and delivery by the Company and the Consultant.

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  BEIJING MED-PHARM CORPORATION

                                  By:
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                                  Name:  David Gao
                                  Title: President and Chief Executive Officer

                                  By:
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                                          Ning Ning Chang